Exhibit 3.2

                                     BY-LAWS


                                       OF

                                 CSX CORPORATION
                         (Amended as of April 25, 1996)

                              --------------------

                                   ARTICLE I.

                             Stockholders' Meetings.

              SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date in March, April, May or June as the Board of Directors may designate, either within or without the State of Virginia.

              SECTION 2. Special Meetings. Special meetings of the stockholders may be called from time to time by the Board of Directors or the Chief Executive Officer of the Corporation. Special meetings shall be held solely for the purposes specified in the notice of meeting.

              SECTION 3. Time and Place. The time and place of each meeting of the stockholders shall be stated in the notice of the meeting.

              SECTION 4. Quorum. The holders of a majority of the outstanding shares of Capital Stock entitled to vote shall constitute a quorum at any meeting of the stockholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding and registered in his name on the books of the Corporation.

              SECTION 5. Notice of Meeting and Record Date. Notice shall be delivered by the Corporation not less than ten (10) days nor more than sixty
(60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Notice of meetings may be waived in accordance with law. Any previously scheduled meeting of the stockholders may be postponed, by resolution of the Board of Directors at any time prior to the time previously scheduled for such meeting of stockholders. The Board of Directors may fix in advance a date to determine shareholders entitled to notice or to vote at any meeting of shareholders, to receive any dividend, or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

              SECTION 6. Conduct of Meeting. The Chairman of the Board shall preside over all meetings of the stockholders and prescribe rules of procedure therefor. If he is not present, or if there is none in office, the President shall preside. If the Chairman of the Board and the President are not present, a Vice President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of the meeting, if he is present. If he is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting shall appoint one or more inspectors of election who shall determine the qualification of voters, the validity of proxies, and the results of ballots. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place that a meeting so adjourned is to reconvene. The Chairman of the meeting shall determine the time reasonably allotted to each speaker at the meeting.


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              SECTION 7. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 7. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                   ARTICLE II.

                               Board of Directors.

              SECTION 1. Number, term and election. The Board of Directors shall be elected at the annual meeting of the stockholders or at any special meeting held in lieu thereof. The number of Directors shall be twelve. This number may be increased or decreased at any time by amendment of these By-laws, but shall always be a number of not less than four. No person shall be eligible for election as a Director, nor shall any Director be eligible for reelection, if he shall have attained the age of 70 years at the time of such election, except that the Board, in its sole discretion, may waive such ineligibility for a period not to exceed one year. Inside Directors, including Chief Executive Officers, shall retire from the Board immediately upon leaving active service, or age 65, whichever is first. Further, only CSX senior corporate officers shall be eligible for election as Director. Outside Directors shall hold office until removed or until the next annual meeting of the stockholders is held and their successors are elected.

              SECTION 2. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders,


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notice by the  stockholder  to be timely must be so received  not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as Director of the Corporation unless nominated in accordance with the procedures set forth in the By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

              SECTION 3. Quorum. A majority of the Directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

              SECTION 4. Removal and vacancies. The stockholders at any meeting, by a vote of the holders of a majority of all the shares of Capital Stock at the time outstanding and having voting power, may remove any Director and fill any vacancy. Vacancies arising among the Directors, including a vacancy resulting from an increase by the Board of Directors in the number of directors, so long as the increase so created is not more than two, may be filled by the remaining Directors, though less than a quorum of the Board, unless sooner filled by the stockholders. Vacancies filled by the Directors may be subject to such rules, regulations, and criteria as the Board may from time to time prescribe.

              SECTION 5. Meetings and notices. Regular meetings of the Board of Directors shall be held each month, unless cancelled by the Board of Directors, at such place and at such time as the Board of Directors may from time to time designate. Special meetings of the Board of Directors may be held at any place and at any time upon the call of the Chairman of the Board or of any three members of the Board of Directors. Notice of any meetings shall be given by mailing or delivering such notice to each Director at his residence or business address or by telephoning or telegraphing it to him at least twenty-four hours before the meeting. Any such notice shall state the time and place of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.

              Any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so to be taken, shall be signed by all the Directors and filed with the Secretary. Such consent shall have the same force and effect as a unanimous vote.

              Any action required to be taken at a meeting of the Board may be taken by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such meeting is conducted, a written record shall be made of the action taken at such meeting.


                                  ARTICLE III.

                              Executive Committee.

              SECTION 1. Number and Chairman. The Board of Directors shall by vote of a majority of the whole number herein fixed designate an Executive Committee, consisting of the Chairman of the Board, the President of the Corporation, the Chairman of each of the Committees of the Board, and, for a period determined by the Board of Directors not to exceed 12 months from


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termination of his or her service as Chairman of a Committee, any current member of the Board of Directors who had been Chairman of a Committee of the Board. The Chairman of the Board of Directors shall be the Chairman of the Committee.

              SECTION 2. Authority and quorum. The Committee, when the Board of Directors is not in session, shall have and may exercise all the authority of the Board of Directors, except as may be prohibited by Section 13.1-40 of the Code of Virginia, as it may from time to time be amended. A majority of the Committee shall constitute a quorum for the transaction of business, and the affirmative vote of the majority of those present shall be necessary for any action by the Committee. The Committee shall cause to be kept a full and accurate record of its proceedings at each meeting and report the same at the next meeting of the Board. In the absence of the Chairman of the Committee, a temporary chairman shall be designated by the Committee to preside at such meeting.

              SECTION 3. Meetings and notices. Meetings of the Committee may be called at any time by the Chairman of the Board or any three members of the Committee and shall be held at such time and place as shall be stated in the notice of the meeting. Notice of any meeting of the Committee shall be given by delivering or mailing such notice to each member of his residence or business address or by telephoning or telegraphing it to him not less than twenty-four hours before the meeting. Any such notice shall state the time and place of the meeting. Meetings may be held without notice if all of the members of the Committee are present or those not present waive notice before or after the meeting.

              Action may be taken by the Executive Committee without a meeting in the manner provided by Section 4 of Article II.

              SECTION 4. Removal. Members of the Committee may be removed as members thereof and replaced by the affirmative vote of a majority of the Directors in office at any regular or special meeting of the Board of Directors.


                                   ARTICLE IV.

                            Committees of the Board.
                      (other than the Executive Committee)

              The Board of Directors shall by vote of a majority of the whole number herein fixed establish an Audit Committee, a Compensation Committee, an Organization and Corporate Responsibility Committee, and a Pension Committee, each committee consisting of at least two directors whose designation and terms of office shall be by resolution of the Board. The Board may also create from time to time such additional committees as it may deem appropriate. The committees shall meet and perform such duties and functions as the Board may prescribe.


                                   ARTICLE V.

                                    Officers.

              At the first meeting of the Board of Directors held after the annual meeting of the stockholders, the Board of Directors shall elect officers of the Corporation as follows:

                        A Chairman of the Board, who shall be the
                          Chief Executive Officer,


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                        A President, who shall be the Chief Operating Officer,
                        A Vice Chairman,
                        One or more Vice Presidents, any of whom may be
                          designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title,
                        A General Counsel,
                        A Secretary, and
                        A Treasurer

              All officers elected by the Board of Directors shall, unless removed by the Board of Directors as hereinafter set forth, hold office until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are elected. Any two or more offices may be held by the same person, except the offices of President and Secretary.

              The Chairman of the Board may appoint such additional subordinate officers as he may deem necessary for the efficient conduct of the affairs of the Corporation.

              The powers, duties, and responsibilities of officers and employees of the Corporation not prescribed in these By-laws shall be established from time to time by the Board of Directors or by the Chairman of the Board.

              Any officer shall be subject to removal at any time if elected by the Board of Directors, by the affirmative vote of a majority of all of the members of the Board of Directors, or, if appointed by the Chairman of the Board, by the Chairman of the Board.


                                   ARTICLE VI.

                             Chairman of the Board.

              The Chairman of the Board of Directors shall be elected from among the Directors. He shall preside at all meetings of the Board of Directors. Subject to the direction of the Board of Directors, he shall have general charge, control, and supervision of all the business and operations of the Corporation.

              The Board of Directors may elect a Vice Chairman of the Board from among the members thereof. He shall have such powers, duties and responsibilities as may be assigned to him by the Board of Directors or the Chairman of the Board.


                                  ARTICLE VII.

                                   President.

              The President shall be elected from among the Directors. He shall have such powers, duties, and responsibilities as may be assigned to him by the Board of Directors or the Chairman of the Board.



                                  ARTICLE VIII.

                                Vice Presidents.



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              The powers,  duties, and  responsibilities  of the Vice Presidents shall be fixed by the Chairman of the Board with the approval of the Board of Directors. From time to time, the Board of Directors may assign to a Vice President the duty of acting for the President in case of his absence or inability to act.


                                   ARTICLE IX.

                                General Counsel.

              The General Counsel shall have general charge of the legal affairs of the Corporation, and shall cause to be kept adequate records of all suits or actions of every nature to which the Corporation may be a party or in which it has an interest, with sufficient data to show the nature of the case and proceedings therein. He shall prepare or cause to be prepared legal opinions on any subject necessary for the affairs of the Corporation, and shall perform such other duties as the Board of Directors, the Chairman of the Board, or the Senior Vice President-Corporate Services may designate.


                                   ARTICLE X.

                                   Secretary.

              SECTION 1. The Secretary shall attend all meetings of the stockholders, the Board of Directors, and the Executive Committee and record their proceedings, unless a temporary secretary be appointed. He shall give due notice as required of all meetings of the stockholders, Directors, and Executive Committee. He shall keep or cause to be kept at a place or places required by law a record of the stockholders of the Corporation, giving the names and addresses of all stockholders and the number, class, and series of the shares held by each. He shall be custodian of the seal of the Corporation, and of all records, contracts, leases, and other papers and documents of the Corporation, unless otherwise directed by the Board of Directors, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the Senior Vice President-Corporate Services.

              SECTION 2. In case of the Secretary's absence or incapacity, the Chairman of the Board shall designate an appropriate officer to perform the duties of the Secretary.

                                   ARTICLE XI.

                                   Treasurer.

              SECTION 1. The Treasurer shall receive, keep and disburse all moneys belonging or coming to the Corporation, shall keep regular, true and full accounts of all receipts and disbursements and make detailed reports thereof. He shall also perform such other duties in connection with the administration of the financial affairs of the Corporation as the Senior Vice President-Finance shall assign to him.

              SECTION 2. In case of the Treasurer's absence or incapacity, the Senior Vice President-Finance shall designate an appropriate officer to perform the duties of the Treasurer.




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                                  ARTICLE XII.

                                  Compensation.

              The compensation of the officers elected by the Board of Directors shall be fixed by the Board of Directors. The compensation of all other officers shall be fixed by the Chairman of the Board or the President or heads of departments subject to the control of the Chairman of the Board.

              No salary of more than a maximum level, fixed from time to time by the Board of Directors, shall be established except with approval of the Board of Directors.


                                  ARTICLE XIII.

                                  Depositaries.

              The money and negotiable instruments of the Corporation shall be kept in such bank or banks as the Senior Vice President-Finance or the Vice President and Treasurer shall from time to time direct or approve. All checks and other instruments for the disbursement of funds shall be executed manually or by facsimile by such officers or agents of the Corporation as may be authorized by the Board of Directors.


                                  ARTICLE XIV.

                                      Seal.

              The seal of the Corporation, of which there may be any number of counterparts, shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal Virginia." The Board may also authorize to be used, as the seal of the Corporation, any facsimile thereof.


                                   ARTICLE XV.

                                  Fiscal Year.

              The fiscal year of the Corporation shall begin immediately after midnight of the last Friday of December, and shall end at midnight on the last Friday of December of each calendar year.


                                  ARTICLE XVI.

                             Amendments to By-laws.

              These By-laws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of the Directors present. They may also be repealed or changed, and new By-laws made, by the stockholders, provided notice of the proposal to take such action shall have been given in the notice of the meeting. The stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.



                               * * * * * * * * * *







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Richmond, VA
April 25, 1996




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




              I, RACHEL E. GEIERSBACH, Assistant Corporate Secretary of CSX CORPORATION, do hereby certify that the foregoing is a true and correct copy of the CSX By-Laws, as amended at a meeting of the Board of Directors of CSX Corporation held in the City of White Sulphur Springs, West Virginia, on the 25th day of April, 1995, at which a quorum was present and voted, and that such By-Laws have not been rescinded, amended, or modified, and are in full force and effect on the date hereof.

              IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the corporate seal.



                                  Assistant Corporate Secretary of
                                          CSX CORPORATION

(SEAL)


Richmond, VA
October 4, 1995


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